Exhibit 99.1

PRESS RELEASE

Partners Bancorp Reports Results of Operations for the Second Quarter 2023

SALISBURY, MD – July 31, 2023 – Partners Bancorp (NASDAQ: PTRS) (the “Company”), the parent company of The Bank of Delmarva (“Delmarva”), Seaford, Delaware, and Virginia Partners Bank (“Virginia Partners”), Fredericksburg, Virginia, reported net income attributable to the Company of $3.8 million, or $0.21 per diluted share, for the three months ended June 30, 2023, a $585 thousand or 18.4% increase when compared to net income attributable to the Company of $3.2 million, or $0.18 per diluted share, for the same period in 2022. For the six months ended June 30, 2023, the Company reported net income attributable to the Company of $7.1 million, or $0.39 per diluted share, a $1.8 million or 34.1% increase when compared to net income attributable to the Company of $5.3 million, or $0.29 per diluted share, for the same period in 2022.

As previously disclosed, on February 22, 2023, the Company and LINKBANCORP, Inc. (“LINK”) (NASDAQ: LNKB), parent company of LINKBANK, announced that they have entered into a definitive agreement and plan of merger pursuant to which the Company will merge into LINK, with LINK surviving, and following which Delmarva and Virginia Partners will each successively merge with and into LINKBANK, with LINKBANK surviving. Upon completion of the transaction, the Company’s shareholders will own approximately 56% and LINK shareholders, inclusive of shares issued in a concurrent private placement of common stock by LINK, will own approximately 44% of the combined company. The mergers remain subject to receipt of all required regulatory approvals and fulfillment of other customary closing conditions.

John W. Breda, the Company’s President and Chief Executive Officer, commented, “Despite the impact of significant merger related expenses related to the pending merger with LINK, I am pleased with our operating results for the first six months of 2023.  During the first half of 2023, the Company generated loan growth of 3.6%, and finished the period maintaining strong asset quality. While the Company’s net interest margin for the second quarter of 2023 improved by 0.84% compared to the same period of 2022, we experienced a decline of 0.11% when compared to the first quarter of 2023. The Company’s total deposits decreased by 1.6% as compared to December 31, 2022, representing minimal deposit outflow in the first half of 2023. As expected, given the continued impact of rising market interest rates, competition for deposits, increased borrowing costs, and negative banking industry developments during the first six months of 2023, the Company experienced an increase in its overall cost of funds during the second quarter of 2023 by 0.68% when compared to the same period of 2022, and by 0.31% when compared to the first quarter of 2023. Despite these negative factors and banking industry developments, the Company remains well capitalized and its liquidity position and balance sheet remain strong.”

Breda continued, “As previously disclosed, during the second quarter of 2023 we announced the receipt of the requisite approval of each of the Company’s and LINK’s stockholders related to our pending merger with LINK. With this milestone, we are one step closer to creating a partnership that will benefit all stakeholders, including the communities we serve. We are excited about what the future holds for the combined company.”

Also as previously disclosed, on July 26, 2023, the Company’s board of directors declared a cash dividend of $0.04 per share, which is payable on August 17, 2023, to holders of record of its common stock as of the close of business on August 10, 2023.

Effective January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) 2016-13 “ASU 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which replaced the prior incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (or the “CECL Standard”).

The Company’s results for reporting periods beginning after January 1, 2023 are presented under the CECL Standard while prior period amounts continue to be reported in accordance with previously applicable accounting guidance.

The Company’s results of operations for the three months ended June 30, 2023 were directly impacted by the following:

Positive Impacts:

•	An increase in net interest income due primarily to increases in average loan and investment securities balances and higher yields earned on each, an increase in the yields earned on average cash and cash equivalents balances, and a decrease in average interest-bearing deposit balances, which were partially offset by a decrease in average cash and cash equivalents balances, higher rates paid on average interest-bearing deposit balances, an increase in average borrowings balances and higher rates paid, and lower net loan fees earned related to the forgiveness of loans originated and funded under the Paycheck Protection Program (“PPP”) of the Small Business Administration;

•	A higher net interest margin (tax equivalent basis);

•	Recording a lower provision for credit losses due to changes in the assessment of economic factors, and for June 30, 2023, more favorable views on the downside risks to the economic forecast compared to March 31, 2023, and lower net charge-offs, which were partially offset by organic loan growth and a higher required reserve on unfunded credit commitments; and

•	Recording no impairment loss on restricted stock during the three months ended June 30, 2023.

Negative Impacts:

•	Reduced operating results from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva;

•	Recording no gains or operating expenses on other real estate owned, net during the three months ended June 30, 2023; and

•	Incurring $428 thousand in merger related expenses during the three months ended June 30, 2023 in connection with the Company’s pending merger with LINK, as compared to $157 thousand during the same period of 2022 in connection with the Company’s terminated merger with OceanFirst Financial Corp. (“OceanFirst”).

The Company’s results of operations for the six months ended June 30, 2023 were directly impacted by the following:

Positive Impacts:

•	An increase in net interest income due primarily to increases in average loan and investment securities balances and higher yields earned on each, an increase in the yields earned on average cash and cash equivalents balances, and a decrease in average interest-bearing deposit balances, which were partially offset by a decrease in average cash and cash equivalents balances, higher rates paid on average interest-bearing deposit balances, an increase in average borrowings balances and higher rates paid, and lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP of the Small Business Administration;

•	A higher net interest margin (tax equivalent basis); and

•	Recording no impairment loss on restricted stock during the six months ended June 30, 2023.

Negative Impacts:

•	Recording a higher provision for credit losses due to changes in the assessment of economic factors, and for June 30, 2023, less favorable views on the downside risks to the economic forecast compared to January 1, 2023, and organic loan growth, which were partially offset by lower net charge-offs and a lower required reserve on unfunded credit commitments;

•	Reduced operating results from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva;

•	Recording no gains or operating expenses on other real estate owned, net during the six months ended June 30, 2023; and

•	Incurring $1.5 million in merger related expenses during the six months ended June 30, 2023 in connection with the Company’s pending merger with LINK, as compared to $553 thousand during the same period of 2022 in connection with the Company’s terminated merger with OceanFirst.

For the three months ended June 30, 2023, the Company’s annualized return on average assets, annualized return on average equity and efficiency ratio were 0.98%, 10.71% and 68.22%, respectively, as compared to 0.76%, 9.51% and 68.89%, respectively, for the same period in 2022.

For the six months ended June 30, 2023, the Company’s annualized return on average assets, annualized return on average equity and efficiency ratio were 0.93%, 10.20% and 69.43%, respectively, as compared to 0.64%, 7.82% and 73.45%, respectively, for the same period in 2022.

The increase in net income attributable to the Company for the three months ended June 30, 2023, as compared to the same period in 2022, was driven by an increase in net interest income and a lower provision for credit losses, which were partially offset by a decrease in other income, an increase in other expenses, and higher federal and state income taxes.

The increase in net income attributable to the Company for the six months ended June 30, 2023, as compared to the same period in 2022, was driven by an increase in net interest income, which was partially offset by a higher provision for credit losses, a decrease in other income, an increase in other expenses, and higher federal and state income taxes.

Interest Income and Expense – Three Months Ended June 30, 2023 and 2022

Net interest income and net interest margin

Net interest income in the second quarter of 2023 increased by $2.0 million, or 15.1%, when compared to the second quarter of 2022. The Company’s net interest margin (tax equivalent basis) increased to 4.03%, representing an increase of 84 basis points for the three months ended June 30, 2023 as compared to the same period in 2022. The increase in the net interest margin (tax equivalent basis) was primarily due to higher average balances of and yields earned on loans and investment securities, higher yields earned on average interest-bearing deposits in other financial institutions and federal funds sold, and lower average balances of interest-bearing liabilities, which were partially offset by lower average balances of interest-bearing deposits in other financial institutions and federal funds sold, and higher rates paid on average interest-bearing liabilities. Total interest income increased by $4.3 million, or 29.6%, for the three months ended June 30, 2023, while total interest expense increased by $2.4 million, or 143.9%, both as compared to the same period in 2022.

The most significant factors impacting net interest income during the three month period ended June 30, 2023 were as follows:

Positive Impacts:

•	Increases in average loan balances, primarily due to organic loan growth, and higher loan yields, primarily due to repricing of variable rate loans, higher average yields on new loan originations, and pay-offs of lower yielding fixed rate loans, which were partially offset by lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP;

•	Increases in average investment securities balances and higher investment securities yields, primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs and higher interest rates over the comparable periods; and

•	Higher yields earned on average interest-bearing deposits in other financial institutions and federal funds sold, primarily due to higher interest rates over the comparable periods.

Negative Impacts:

•	Decrease in average interest-bearing deposits in other financial institutions and federal funds sold, primarily due to loan growth outpacing deposit growth, deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, and higher investment securities balances;

•	Decrease in average interest-bearing deposit balances and higher rates paid, primarily due to scheduled maturities of time deposits that were not replaced and deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, which were partially offset by organic deposit growth; and

•	Increase in average borrowings balances and higher rates paid, primarily due to an increase in the average balance of short-term Federal Home Loan Bank advances due to the aforementioned decrease in average interest-bearing deposit balances. The increase in the average balance of short-term Federal Home Loan Bank advances was partially offset by a decrease in the average balance of long-term Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Loans

Average loan balances increased by $108.0 million, or 9.3%, and average yields earned increased by 0.84% to 5.43% for the three months ended June 30, 2023, as compared to the same period in 2022. The increase in average loan balances was primarily due to organic loan growth, including growth in average loan balances of approximately $50.8 million related to Virginia Partners’ expansion into the Greater Washington market, which was partially offset by the forgiveness of loans originated and funded under the PPP. The increase in average yields earned was primarily due to repricing of variable rate loans, higher average yields on new loan originations, and pay-offs of lower yielding fixed rate loans, which were partially offset by lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP. Total average loans were 85.3% of total average interest-earning assets for the three months ended June 30, 2023, compared to 71.0% for the three months ended June 30, 2022.

Investment securities

Average total investment securities balances increased by $6.9 million, or 4.7%, and average yields earned increased by 0.44% to 2.64% for the three months ended June 30, 2023, as compared to the same period in 2022. The increases in average total investment securities balances and average yields earned was primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs and higher interest rates over the comparable periods. Total average investment securities were 10.4% of total average interest-earning assets for the three months ended June 30, 2023, compared to 9.0% for the three months ended June 30, 2022.

Interest-bearing deposits

Average total interest-bearing deposit balances decreased by $115.8 million, or 12.6%, and average rates paid increased by 1.08% to 1.57% for the three months ended June 30, 2023, as compared to the same period in 2022, primarily due to scheduled maturities of time deposits that were not replaced and deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, partially offset by organic deposit growth, including average growth of approximately $17.2 million in interest-bearing deposits related to Virginia Partners’ expansion into the Greater Washington market.

Borrowings

Average total borrowings increased by $22.9 million, or 46.6%, and average rates paid increased by 0.47% to 4.49% for the three months ended June 30, 2023, as compared to the same period in 2022. The increase in average total borrowings balances and rates paid was primarily due to an increase in the average balance of short-term Federal Home Loan Bank advances due to the aforementioned decrease in average interest-bearing deposit balances, which was partially offset by a decrease in the average balance of long-term Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Interest Income and Expense – Six Months Ended June 30, 2023 and 2022

Net interest income and net interest margin

Net interest income during the first six months of 2023 increased by $5.2 million, or 21.0%, when compared to the first six months of 2022. The Company’s net interest margin (tax equivalent basis) increased to 4.09%, representing an increase of 98 basis points for the six months ended June 30, 2023 as compared to the same period in 2022. The increase in the net interest margin (tax equivalent basis) was primarily due to higher average balances of and yields earned on loans and investment securities, higher yields earned on average interest-bearing deposits in other financial institutions and federal funds sold, and lower average balances of interest-bearing liabilities, which were partially offset by lower average balances of interest-bearing deposits in other financial institutions and federal funds sold, and higher rates paid on average interest-bearing liabilities. Total interest income increased by $8.6 million, or 30.7%, for the six months ended June 30, 2023, while total interest expense increased by $3.4 million, or 101.3%, both as compared to the same period in 2022.

The most significant factors impacting net interest income during the six months ended June 30, 2023 were as follows:

Positive Impacts:

•	Increases in average loan balances, primarily due to organic loan growth, and higher loan yields, primarily due to repricing of variable rate loans, higher average yields on new loan originations, and pay-offs of lower yielding fixed rate loans, which were partially offset by lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP;

•	Increases in average investment securities balances and higher investment securities yields, primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs and higher interest rates over the comparable periods; and

•	Higher yields earned on average interest-bearing deposits in other financial institutions and federal funds sold, primarily due to higher interest rates over the comparable periods.

Negative Impacts:

•	Decrease in average interest-bearing deposits in other financial institutions and federal funds sold, primarily due to loan growth outpacing deposit growth, deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, and higher investment securities balances;

•	Decrease in average interest-bearing deposit balances and higher rates paid, primarily due to scheduled maturities of time deposits that were not replaced and deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, which were partially offset by organic deposit growth; and

•	Increase in average borrowings balances and higher rates paid, primarily due to an increase in the average balance of short-term Federal Home Loan Bank advances due to the aforementioned decrease in average interest-bearing deposit balances. The increase in the average balance of short-term Federal Home Loan Bank advances was partially offset by a decrease in the average balance of long-term Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Loans

Average loan balances increased by $110.3 million, or 9.6%, and average yields earned increased by 0.74% to 5.34% for the six months ended June 30, 2023, as compared to the same period in 2022. The increase in average loan balances was primarily due to organic loan growth, including growth in average loan balances of approximately $57.0 million related to Virginia Partners’ expansion into the Greater Washington market, which was partially offset by the forgiveness of loans originated and funded under the PPP. The increase in average yields earned was primarily due to repricing of variable rate loans, higher average yields on new loan originations, and pay-offs of lower yielding fixed rate loans, which were partially offset by lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP. Total average loans were 84.5% of total average interest-earning assets for the six months ended June 30, 2023, compared to 71.0% for the six months ended June 30, 2022.

Investment securities

Average total investment securities balances increased by $13.4 million, or 9.5%, and average yields earned increased by 0.49% to 2.63% for the six months ended June 30, 2023, as compared to the same period in 2022. The increases in average total investment securities balances and average yields earned was primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs and higher interest rates over the comparable periods. Total average investment securities were 10.4% of total average interest-earning assets for the six months ended June 30, 2023, compared to 8.7% for the six months ended June 30, 2022.

Interest-bearing deposits

Average total interest-bearing deposit balances decreased by $128.0 million, or 13.8%, and average rates paid increased by 0.78% to 1.29% for the six months ended June 30, 2023, as compared to the same period in 2022, primarily due to scheduled maturities of time deposits that were not replaced and deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, partially offset by organic deposit growth, including average growth of approximately $11.6 million in interest-bearing deposits related to Virginia Partners’ expansion into the Greater Washington market.

Borrowings

Average total borrowings increased by $25.4 million, or 51.7%, and average rates paid increased by 0.44% to 4.47% for the six months ended June 30, 2023, as compared to the same period in 2022. The increase in average total borrowings balances and rates paid was primarily due to an increase in the average balance of short-term Federal Home Loan Bank advances due to the aforementioned decrease in average interest-bearing deposit balances, which was partially offset by a decrease in the average balance of long-term Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Provision for Credit Losses

The provision for credit losses in the second quarter of 2023 was $93 thousand, a decrease of $226 thousand, or 70.8%, when compared to the provision for credit losses of $319 thousand in the second quarter of 2022. The decrease in the provision for credit losses during the three months ended June 30, 2023, as compared to the same period of 2022, was primarily due to changes in the assessment of economic factors, and for June 30, 2023, more favorable views on the downside risks to the economic forecast compared to March 31, 2023, and lower net charge-offs, which were partially offset by organic loan growth and a higher required reserve on unfunded credit commitments. The provision for credit losses during the first six months of 2023 was $394 thousand, an increase of $10 thousand, or 2.5%, when compared to the provision for credit losses of $384 thousand during the first six months of 2022. The increase in the provision for credit losses during the six months ended June 30, 2023, as compared to the same period of 2022, was primarily due to changes in the assessment of economic factors, and for June 30, 2023, less favorable views on the downside risks to the economic forecast compared to January 1, 2023, and organic loan growth, which were partially offset by lower net charge-offs and a lower required reserve on unfunded credit commitments.

The provision for credit losses during the three and six months ended June 30, 2023, as well as the allowance for credit losses as of June 30, 2023, represents management’s best estimate of the impact of current economic trends, forecasts of a potential recession in the U.S. and recent negative banking industry developments associated with multiple high-profile bank failures, on the ability of the Company’s borrowers to repay their loans. Management continues to carefully assess the exposure of the Company’s loan portfolio to economic trends, such as forecasts of a potential recession and the aforementioned recent banking industry developments, and their potential effects on asset quality. As of June 30, 2023, the Company’s delinquencies and nonperforming assets had not been materially impacted by any of the aforementioned factors, trends, forecasts or developments.

Other Income

Other income in the second quarter of 2023 decreased by $378 thousand, or 26.0%, when compared to the second quarter of 2022. Key changes in the components of other income for the three months ended June 30, 2023, as compared to the same period in 2022, are as follows:

•	Service charges on deposit accounts increased by $13 thousand, or 5.1%, due primarily to increases in overdraft fees and savings account service charges;

•	Impairment loss on restricted stock decreased by $1 thousand, or 100.0%, due primarily to Virginia Partners recording the final write-down of its investment in Maryland Financial Bank, which had been going through an orderly liquidation, during the second quarter of 2022. There was no impairment loss on restricted stock for the same period of 2023;

•	Mortgage banking income decreased by $323 thousand, or 75.7%, due primarily to Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC having a lower volume of loan closings as compared to the same period in 2022; and

•	Other income decreased by $69 thousand, or 8.8%, due primarily to decreases in safe deposit box rentals, debit card income and other noninterest income, and lower mortgage division fees at Delmarva, which were partially offset by increases in bank owned life insurance.

Other income for the six months ended June 30, 2023 decreased by $445 thousand, or 16.2%, when compared to the six months ended June 30, 2022. Key changes in the components of other income for the six months ended June 30, 2023, as compared to the same period in 2022, are as follows:

•	Service charges on deposit accounts increased by $37 thousand, or 7.9%, due primarily to increases in overdraft fees and savings account service charges;

•	Impairment loss on restricted stock decreased by $1 thousand, or 100.0%, due primarily to Virginia Partners recording the final write-down of its investment in Maryland Financial Bank, which had been going through an orderly liquidation, during the second quarter of 2022. There was no impairment loss on restricted stock for the same period of 2023;

•	Mortgage banking income decreased by $362 thousand, or 50.5%, due primarily to Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC having a lower volume of loan closings as compared to the same period in 2022; and

•	Other income decreased by $120 thousand, or 7.7%, due primarily to decreases in safe deposit box rentals, debit card income and other noninterest income, and lower mortgage division fees at Delmarva, which were partially offset by increases in bank owned life insurance.

Other Expenses

Other expenses in the second quarter of 2023 increased by $978 thousand, or 9.9%, when compared to the second quarter of 2022. Key changes in the components of other expenses for the three months ended June 30, 2023, as compared to the same period in 2022, are as follows:

•	Salaries and employee benefits increased by $345 thousand, or 6.3%, primarily due to increases related to staffing changes and merit increases, higher expenses related to benefit costs, payroll taxes and bonus accruals, and a lower impact from deferred loan origination costs, which were partially offset by a decrease in commissions expense paid due to the decrease in mortgage banking income from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva;

•	Premises and equipment decreased by $26 thousand, or 1.8%, primarily due to lower expenses related to depreciation, leases and repairs and maintenance, which were partially offset by higher expenses related to software amortization, real estate taxes, maintenance contracts and utilities;

•	Amortization of core deposit intangible decreased by $13 thousand, or 10.0%, primarily due to lower amortization related to the $2.7 million and $1.5 million, respectively, in core deposit intangibles recognized in the Virginia Partners and Liberty Bell Bank acquisitions;

•	(Gains) and operating expenses on other real estate owned, net decreased by $2 thousand, or 100.0%, primarily due to no gains on sales or expenses being recorded during the second quarter of 2023, as compared to gains on sales and expenses being recorded during the second quarter of 2022;

•	Merger related expenses increased by $271 thousand, or 173.0%, primarily due to higher legal fees and other costs associated with the pending merger with LINK during the second quarter of 2023, as compared to the legal fees and other costs in the second quarter of 2022 associated with the merger with OceanFirst, that was subsequently terminated in the fourth quarter of 2022; and

•	Other expenses increased by $398 thousand, or 14.6%, primarily due to higher expenses related to professional services, ATMs, legal fees, audit and related professional fees, and other.

Other expenses for the six months ended June 30, 2023 increased by $2.2 million, or 10.8%, when compared to the six months ended June 30, 2022. Key changes in the components of other expenses for the six months ended June 30, 2023, as compared to the same period in 2022, are as follows:

•	Salaries and employee benefits increased by $774 thousand, or 7.0%, primarily due to increases related to staffing changes and merit increases, higher expenses related to benefit costs, payroll taxes and bonus accruals, and a lower impact from deferred loan origination costs, which were partially offset by a decrease in commissions expense paid due to the decrease in mortgage banking income from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva;

•	Premises and equipment decreased by $104 thousand, or 3.6%, primarily due to lower expenses related to depreciation, leases, repairs and maintenance and purchased equipment and furniture, the cost of which did not qualify for capitalization, which were partially offset by higher expenses related to software amortization, real estate taxes, maintenance contracts and utilities;

•	Amortization of core deposit intangible decreased by $26 thousand, or 9.9%, primarily due to lower amortization related to the $2.7 million and $1.5 million, respectively, in core deposit intangibles recognized in the Virginia Partners and Liberty Bell Bank acquisitions;

•	(Gains) and operating expenses on other real estate owned, net decreased by $10 thousand, or 100.0%, primarily due to no gains on sales or expenses being recorded during the first six months of 2023, as compared to gains on sales and expenses being recorded during the first six months of 2022;

•	Merger related expenses increased by $907 thousand, or 164.2%, primarily due to higher legal fees and other costs associated with the pending merger with LINK during the first six months of 2023, as compared to the legal fees and other costs in the first six months of 2022 associated with the merger with OceanFirst, that was subsequently terminated in the fourth quarter of 2022; and

•	Other expenses increased by $641 thousand, or 11.6%, primarily due to higher expenses related to professional services, ATMs, legal fees, and audit and related professional fees, which were partially offset by lower expenses related to FDIC insurance assessments.

Federal and State Income Taxes

Federal and state income taxes for the three months ended June 30, 2023 increased by $325 thousand, or 35.1%, when compared to the three months ended June 30, 2022. This increase was due primarily to higher consolidated income before taxes and higher merger related expenses, which are typically non-deductible. For the three months ended June 30, 2023, the Company’s effective tax rate was approximately 24.9% as compared to 22.5% for the same period in 2022.

Federal and state income taxes for the six months ended June 30, 2023 increased by $815 thousand, or 50.2%, when compared to the six months ended June 30, 2022. This increase was due primarily to higher consolidated income before taxes and higher merger related expenses, which are typically non-deductible. For the six months ended June 30, 2023, the Company’s effective tax rate was approximately 25.6% as compared to 23.5% for the same period in 2022.

Virginia Partners is not subject to Virginia state income tax, but instead pays Virginia franchise tax. The Virginia franchise tax paid by Virginia Partners is recorded in the “Other expenses” line item on the Consolidated Statements of Income for the three and six months ended June 30, 2023 and 2022.

Balance Sheet

Changes in key balance sheet components as of June 30, 2023 compared to December 31, 2022 were as follows:

•	Total assets as of June 30, 2023 were $1.55 billion, a decrease of $26.2 million, or 1.7%, from December 31, 2022. Key drivers of this change were decreases in cash and cash equivalents and investment securities available for sale, at fair value, which were partially offset by an increase in total loans held for investment;

•	Interest-bearing deposits in other financial institutions as of June 30, 2023 were $43.1 million, a decrease of $60.8 million, or 58.5%, from December 31, 2022. Key drivers of this change were loan growth outpacing deposit growth, deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, and a decrease in short-term borrowings with the Federal Home Loan Bank;

•	Federal funds sold as of June 30, 2023 were $17.5 million, a decrease of $5.5 million, or 24.0%, from December 31, 2022. Key drivers of this change were the aforementioned items noted in the analysis of interest-bearing deposits in other financial institutions;

•	Investment securities available for sale, at fair value as of June 30, 2023 were $129.3 million, a decrease of $4.4 million, or 3.3%, from December 31, 2022. Key drivers of this change were scheduled payments of principal and an increase in unrealized losses on the investment securities available for sale portfolio as a result of increases in market interest rates;

•	Loans, net of unamortized discounts on acquired loans of $1.4 million as of June 30, 2023 were $1.28 billion, an increase of $44.9 million, or 3.6%, from December 31, 2022. The key driver of this change was an increase in organic growth, including growth of approximately $11.5 million in loans related to Virginia Partners’ expansion into the Greater Washington market;

•	Total deposits as of June 30, 2023 were $1.32 billion, a decrease of $21.1 million, or 1.6%, from December 31, 2022. Key drivers of this change were deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, partially offset by organic growth in time deposits;

•	Total borrowings as of June 30, 2023 were $73.7 million, a decrease of $10.9 million, or 12.9%, from December 31, 2022. The key driver of this change was a decrease in short-term borrowings with the Federal Home Loan Bank; and

•	Total stockholders’ equity as of June 30, 2023 was $143.3 million, an increase of $4.0 million, or 2.9%, from December 31, 2022. Key drivers of this change were the net income attributable to the Company for the six months ended June 30, 2023, the proceeds from stock option exercises, and stock-based compensation expense related to restricted stock awards, which were partially offset by a decrease to retained earnings, net of tax, related to the adoption of the CECL Standard, an increase in accumulated other comprehensive (loss), net of tax, and cash dividends paid to shareholders.

Changes in key balance sheet components as of June 30, 2023 compared to June 30, 2022 were as follows:

•	Total assets as of June 30, 2023 were $1.55 billion, a decrease of $141.8 million, or 8.4%, from June 30, 2022. Key drivers of this change were decreases in cash and cash equivalents and investment securities available for sale, at fair value, which were partially offset by an increase in total loans held for investment;

•	Interest-bearing deposits in other financial institutions as of June 30, 2023 were $43.1 million, a decrease of $232.4 million, or 84.3%, from June 30, 2022. Key drivers of this change were loan growth outpacing deposit growth, deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, and a decrease in long-term borrowings with the Federal Home Loan Bank, which were partially offset by a decrease in investment securities available for sale, at fair value, and an increase in short-term borrowings with the Federal Home Loan Bank;

•	Federal funds sold as of June 30, 2023 were $17.5 million, a decrease of $7.3 million, or 29.3%, from June 30, 2022. Key drivers of this change were the aforementioned items noted in the analysis of interest-bearing deposits in other financial institutions;

•	Investment securities available for sale, at fair value as of June 30, 2023 were $129.3 million, a decrease of $6.2 million, or 4.5%, from June 30, 2022. Key drivers of this change were scheduled payments of principal and an increase in unrealized losses on the investment securities available for sale portfolio as a result of increases in market interest rates;

•	Loans, net of unamortized discounts on acquired loans of $1.4 million as of June 30, 2023 were $1.28 billion, an increase of $108.3 million, or 9.3%, from June 30, 2022. The key driver of this change was an increase in organic growth, including growth of approximately $49.9 million in loans related to Virginia Partners’ expansion into the Greater Washington market, which was partially offset by forgiveness payments received of approximately $247 thousand under round two of the PPP. As of June 30, 2023, there were no loans under the PPP that were still outstanding;

•	Total deposits as of June 30, 2023 were $1.32 billion, a decrease of $176.9 million, or 11.8%, from June 30, 2022. Key drivers of this change were scheduled maturities of time deposits that were not replaced, deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures during the first six months of 2023, partially offset by organic growth as a result of our continued focus on total relationship banking and Virginia Partners’ expansion into the Greater Washington market;

•	Total borrowings as of June 30, 2023 were $73.7 million, an increase of $24.6 million, or 50.0%, from June 30, 2022. The key driver of this change was an increase in short-term borrowings with the Federal Home Loan Bank due to the aforementioned items noted in the analysis of total deposits, which was partially offset by a decrease in long-term borrowings with the Federal Home Loan Bank resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments, and a decrease in Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC’s warehouse line of credit with another financial institution; and

•	Total stockholders’ equity as of June 30, 2023 was $143.3 million, an increase of $8.5 million, or 6.3%, from June 30, 2022. Key drivers of this change were the net income attributable to the Company for the period July 1, 2022 through June 30, 2023, the proceeds from stock option exercises, and stock-based compensation expense related to restricted stock awards, which were partially offset by an increase in accumulated other comprehensive (loss), net of tax, a decrease to retained earnings, net of tax, related to the adoption of the CECL Standard, and cash dividends paid to shareholders.

As of June 30, 2023, all of the capital ratios of Delmarva and Virginia Partners continue to exceed regulatory requirements, with total risk-based capital substantially above well-capitalized regulatory requirements.

Asset Quality

The asset quality measures depicted below continue to reflect the Company’s efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for credit losses.

The following table depicts the net (recovery) charge-off activity for the three and six months ended June 30, 2023 and 2022:

Net (Recovery) Charge-off Activity	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in Thousands	2023	2022	2023	2022
Net (recoveries) charge-offs	$(39)	$826	$(63)	$981
Net (recoveries) charge-offs /Average loans*	-0.01%	0.29%	-0.01%	0.17%

*  Annualized for the three and six months ended June 30, 2023 and 2022, respectively.

The following table depicts the level of the allowance for credit losses as of June 30, 2023, December 31, 2022 and June 30, 2022:

Allowance for Credit Losses

Dollars in Thousands	June 30, 2023	December 31, 2022	June 30, 2022
Allowance for credit losses	$16,217	$14,315	$14,059
Allowance for credit losses/Period end loans	1.27%	1.16%	1.20%
Allowance for credit losses/Nonaccrual loans	651.29%	664.58%	307.37%
Allowance for credit losses/Nonperforming loans	591.43%	650.98%	307.37%

The following table depicts the unamortized discounts on acquired loans related to the acquisitions of Liberty Bell Bank and Virginia Partners:

Unamortized Discounts on Acquired Loans

Dollars in Thousands	June 30, 2023	December 31, 2022	June 30, 2022
Unamortized discounts on acquired loans	$1,439	$1,728	$1,909

The following table depicts the level of nonperforming assets as of June 30, 2023, December 31, 2022 and June 30, 2022:

Nonperforming Assets

Dollars in Thousands	June 30, 2023	December 31, 2022	June 30, 2022
Nonaccrual loans	$2,490	$2,154	$4,574
Loans past due 90 days and accruing interest	$252	$45	$-
Total nonperforming loans	$2,742	$2,199	$4,574
Other real estate owned, net	$-	$-	$-
Total nonperforming assets	$2,742	$2,199	$4,574
Nonperforming assets/Total assets	0.18%	0.14%	0.27%
Nonperforming assets/Total loans and other real estate owned, net	0.21%	0.18%	0.39%

About Partners Bancorp

Partners Bancorp is the holding company for The Bank of Delmarva and Virginia Partners Bank. The Bank of Delmarva commenced operations in 1896. The Bank of Delmarva’s main office is in Seaford, Delaware and it conducts full service commercial banking through eleven branch locations in Maryland and Delaware, and three branches, operating under the name Liberty Bell Bank, in the South Jersey/Philadelphia metro market. The Bank of Delmarva focuses on serving its local communities, knowing its customers and providing superior customer service. Virginia Partners Bank, headquartered in Fredericksburg, Virginia, was founded in 2008 and has three branches in Fredericksburg, Virginia and operates a full service branch and commercial banking office in Reston, Virginia. In Maryland, Virginia Partners Bank trades under the name Maryland Partners Bank (a division of Virginia Partners Bank), and operates a full service branch and commercial banking office in La Plata, Maryland and a Loan Production Office in Annapolis, Maryland. Virginia Partners Bank also owns a controlling stake in Johnson Mortgage Company, LLC, which is a residential mortgage company headquartered in Newport News, Virginia, with a branch office in Fredericksburg, Virginia. For more information, visit www.partnersbancorp.com, www.bankofdelmarvahb.com and www.vapartnersbank.com.

For further information, please contact John W. Breda, President and Chief Executive Officer, at 410-548-1100 x10233, Lloyd B. Harrison, III, Senior Executive Vice President, at 540-899-2234, J. Adam Sothen, Chief Financial Officer, at 540-322-5521, or Betsy Eicher, Chief Accounting Officer, at 667-253-2904.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Statements in this press release which express “belief,” “intention,” “expectation,” “potential” and similar expressions, or which use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “intend,” “should,” “could,” or similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated or implied by such statements. Forward-looking statements in this release may include, without limitation, statements related to the completion and benefits of the merger with LINK, statements in Mr. Breda’s quote regarding expected future financial performance, strategic business initiatives including growth in the Greater Washington market and the anticipated effects thereof, margin expansion or compression, technology initiatives, asset quality, adequacy of allowances for credit losses and the level of future charge-offs, capital levels, the effect of future market and industry trends and the effects of future interest rate fluctuations. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between the Company and LINK;

•	the outcome of any legal proceedings that may be instituted against the Company or LINK;

•	the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction);

•	the ability of the Company and LINK to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction;

•	the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction;

•	the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company and LINK do business;

•	certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions;

•	the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	diversion of management’s attention from ongoing business operations and opportunities;

•	the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate the Company’s operations and those of LINK, which may be more difficult, time-consuming or costly than expected;

•	revenues following the proposed transaction may be lower than expected;

•	the Company’s and LINK’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing;

•	the dilution caused by LINK’s issuance of additional shares of its capital stock in connection with the proposed transaction;

•	effects of the announcement, pendency or completion of the proposed transaction on the ability of the Company and LINK to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally;

•	changes in interest rates, such as volatility in yields on U.S. Treasury bonds and increases or volatility in mortgage rates, and the impacts on macroeconomic conditions, customer and client spending and saving behaviors, the Company’s funding costs and the Company’s loan and investment securities portfolios;

•	monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, and the effect of these policies on interest rates and business in our markets;

•	general business conditions, as well as conditions within the financial markets, including the impact thereon of unusual and infrequently occurring events, such as the recent bank closures and related negative impact on the banking industry, weather-related disasters, terrorist acts, geopolitical conflicts (such as the military conflict between Russia and Ukraine) or public health events (such as the COVID-19 pandemic), and of governmental and societal responses thereto;

•	general economic conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, increases in unemployment levels and inflation, recession and slowdowns in economic growth;

•	changes in the value of securities held in the Company’s investment portfolios;

•	changes in the quality or composition of the loan portfolios and the value of the collateral securing those loans;

•	changes in the level of net charge-offs on loans and the adequacy of our allowance for credit losses;

•	demand for loan products;

•	deposit flows;

•	the strength of the Company’s counterparties;

•	competition from both banks and non-banks;

•	demand for financial services in the Company’s market areas;

•	reliance on third parties for key services;

•	changes in the commercial and residential real estate markets;

•	cyber threats, attacks or events;

•	expansion of Delmarva’s and Virginia Partners’ product offerings;

•	changes in accounting principles, standards, rules and interpretations, and elections by the Company thereunder, and the related impact on the Company’s financial statements;

•	potential claims, damages, and fines related to litigation or government actions;

•	legislative or regulatory changes and requirements;

•	the discontinuation of London Interbank Offered Rate (“LIBOR”) and its impact on the financial markets, and the Company’s ability to manage operational, legal and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternative reference rates; and

•	other factors, many of which are beyond the control of the Company.

These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. For additional information on risk factors that could affect the forward-looking statements contained herein, see the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission (“SEC”).

PARTNERS BANCORP

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,	December 31,
	2023	2022	2022
	(Unaudited)	(Unaudited)	*
ASSETS
Cash and due from banks	$16,011,211	$16,127,076	$14,677,774
Interest bearing deposits in other financial institutions	43,127,984	275,550,942	103,921,732
Federal funds sold	17,477,989	24,738,347	22,989,879
Cash and cash equivalents	76,617,184	316,416,365	141,589,385
Investment securities available for sale, at fair value	129,259,350	135,420,461	133,656,642
Loans held for sale	518,518	3,055,943	1,314,125
Loans, less allowance for credit losses of $16,217,444 at June 30, 2023, $14,058,774 at June 30, 2022 and $14,314,631 at December 31, 2022	1,261,546,478	1,155,407,145	1,218,551,209
Accrued interest receivable	4,439,784	4,085,922	4,566,487
Premises and equipment, less accumulated depreciation	14,441,345	15,647,167	14,857,298
Restricted stock	6,163,350	4,932,200	6,512,350
Operating lease right-of-use assets	4,825,911	5,530,706	5,064,866
Finance lease right-of-use assets	1,481,705	1,618,607	1,550,156
Other investments	5,363,665	4,929,294	4,888,118
Bank owned life insurance	18,940,290	18,478,530	18,706,260
Core deposit intangible, net	1,300,136	1,793,880	1,540,438
Goodwill	9,581,668	9,581,668	9,581,668
Other assets	13,982,912	13,332,170	12,233,494
Total assets	$1,548,462,296	$1,690,230,058	$1,574,612,496

LIABILITIES
Deposits:
Non-interest bearing demand	$500,499,898	$561,428,067	$528,769,800
Interest bearing demand	118,841,802	153,086,286	121,786,774
Savings and money market	387,596,255	453,915,954	431,538,080
Time	311,544,292	326,917,618	257,510,218
	1,318,482,247	1,495,347,925	1,339,604,872
Accrued interest payable on deposits	907,074	217,363	267,205
Short-term borrowings with the Federal Home Loan Bank	31,100,000	-	42,000,000
Long-term borrowings with the Federal Home Loan Bank	19,800,000	25,983,929	19,800,000
Subordinated notes payable, net	22,237,796	22,191,469	22,214,632
Other borrowings	601,974	994,613	613,423
Operating lease liabilities	5,230,264	5,928,016	5,464,727
Finance lease liabilities	1,941,438	2,065,938	2,005,685
Other liabilities	4,854,501	2,713,150	3,312,977
Total liabilities	1,405,155,294	1,555,442,403	1,435,283,521

COMMITMENTS& CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01, authorized 40,000,000 shares, issued and outstanding 17,985,577 as of June 30, 2023, 17,961,699 as of June 30, 2022 and 17,973,724 as of December 31, 2022, including 9,338 nonvested shares as of June 30, 2023 and 18,669 nonvested shares as of June 30, 2022 and December 31, 2022, respectively	179,762	179,430	179,551
Surplus	88,785,423	88,552,151	88,669,334
Retained earnings	67,096,773	55,695,309	62,854,235
Noncontrolling interest in consolidated subsidiaries	591,889	1,122,411	707,138
Accumulated other comprehensive (loss), net of tax	(13,346,845)	(10,761,646)	(13,081,283)
Total stockholders' equity	143,307,002	134,787,655	139,328,975
Total liabilities and stockholders' equity	$1,548,462,296	$1,690,230,058	$1,574,612,496

*Derived from audited consolidated financial statements.

The amounts presented in the Consolidated Balance Sheets as of June 30, 2023 and 2022 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.

PARTNERS BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	June 30,
	2023	2022
INTEREST INCOME ON:
Loans, including fees	$17,117,881	$13,208,816
Investment securities:
Taxable	675,795	516,065
Tax-exempt	187,248	180,747
Federal funds sold	306,370	63,248
Other interest income	536,470	554,188
	18,823,764	14,523,064

INTEREST EXPENSE ON:
Deposits	3,163,289	1,125,996
Borrowings	820,829	507,565
	3,984,118	1,633,561

NET INTEREST INCOME	14,839,646	12,889,503
Provision for credit losses	93,100	319,000

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	14,746,546	12,570,503

OTHER INCOME:
Service charges on deposit accounts	261,707	248,927
Impairment loss on restricted stock	-	(1,182)
Mortgage banking income	103,771	426,711
Other income	709,622	778,213
	1,075,100	1,452,669

OTHER EXPENSES:
Salaries and employee benefits	5,849,299	5,504,330
Premises and equipment	1,374,584	1,400,337
Amortization of core deposit intangible	118,508	131,649
(Gains) and operating expenses on other real estate owned, net	-	(2,190)
Merger related expenses	427,985	156,769
Other expenses	3,121,028	2,722,927
	10,891,404	9,913,822

INCOME BEFORE TAXES ON INCOME	4,930,242	4,109,350

Federal and state income taxes	1,250,286	925,600

NET INCOME	$3,679,956	$3,183,750
Net loss (income) attributable to noncontrolling interest	$84,539	$(3,954)
Net income attributable to Partners Bancorp	$3,764,495	$3,179,796

Earnings per common share:
Basic	$0.209	$0.177
Diluted	$0.209	$0.177

The amounts presented in these Consolidated Statements of Income for the three months ended June 30, 2023 and 2022 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.

PARTNERS BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
INTEREST INCOME ON:
Loans, including fees	$33,268,834	$26,103,285
Investment securities:
Taxable	1,363,676	912,204
Tax-exempt	372,495	364,531
Federal funds sold	570,470	80,321
Other interest income	1,240,412	716,380
	36,815,887	28,176,721

INTEREST EXPENSE ON:
Deposits	5,127,997	2,369,225
Borrowings	1,679,219	1,013,119
	6,807,216	3,382,344

NET INTEREST INCOME	30,008,671	24,794,377
Provision for credit losses	393,500	384,000

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	29,615,171	24,410,377

OTHER INCOME:
Service charges on deposit accounts	509,431	472,020
Impairment loss on restricted stock	-	(1,182)
Mortgage banking income	355,785	717,968
Other income	1,435,804	1,556,129
	2,301,020	2,744,935

OTHER EXPENSES:
Salaries and employee benefits	11,853,534	11,079,587
Premises and equipment	2,776,395	2,880,875
Amortization of core deposit intangible	240,302	266,583
(Gains) and operating expenses on other real estate owned, net	-	(9,515)
Merger related expenses	1,460,089	552,664
Other expenses	6,170,883	5,530,154
	22,501,203	20,300,348

INCOME BEFORE TAXES ON INCOME	9,414,988	6,854,964

Federal and state income taxes	2,436,791	1,621,934

NET INCOME	$6,978,197	$5,233,030
Net loss attributable to noncontrolling interest	$115,850	$55,527
Net income attributable to Partners Bancorp	$7,094,047	$5,288,557

Earnings per common share:
Basic	$0.394	$0.294
Diluted	$0.394	$0.293

The amounts presented in these Consolidated Statements of Income for the six months ended June 30, 2023 and 2022 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.